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                                                                    EXHIBIT 10.9

                      MICROSOFT ONLINE MARKETING AGREEMENT

          THIS ONLINE MARKETING AGREEMENT ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date") by and between AUTO-BY-TEL, LLC ("ABT"), a California limited liability company, and MICROSOFT CORPORATION ("MS"), a Washington, U.S.A. corporation.

                                    Recitals
                                    --------

          i. MS has established an online service for the Microsoft Network called "CarSource" that includes research materials and other useful information about Automobiles (as defined below) and accessories.

          ii. ABT operates an Automobile marketing company which has subscribing dealers throughout the United States. ABT plans to expand operations with subscribing dealers in other territories outside the United States.

          iii. MS and ABT wish to enter into a business relationship to develop and implement an Automobile marketing service on CarSource for persons interested in purchasing Automobiles in the United States, Canada, and other territories subject to all the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:


                                   Agreement
                                   ---------

1.        DEFINITIONS.  In addition to the terms defined elsewhere in this
          -----------
Agreement, the following terms, when used herein, shall have the following meanings:

          1.1 "Automobile" shall mean any kind of motor vehicle, including, but not limited to, passenger vehicles, trucks, and vans.

          1.2 "CarSource" shall mean the MS-sponsored service on the Microsoft Network ("MSN") that includes information and materials related to Automobiles, including any successor products and/or services that appear on MSN or the Internet's World Wide Web.

          1.3 "Person" or "Persons" shall mean an individual, corporation, partnership, unincorporated association, trust, joint venture or other organization or entity.

          1.4 "Dealer" shall mean an independently operated retail seller of Automobiles that is located in the United States, Canada or other territories and is a subscribing member to ABT's marketing program.

[*] Confidential Treatment has been requested for portions of this exhibit.

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2.        ONLINE MARKETING SERVICE
          ------------------------

          2.1 Within a reasonable period after the Effective Date, MS shall, with the assistance of ABT, develop and post a digital page or portion thereof on CarSource featuring information about ABT's auto marketing and financing services and an interactive electronic order form in substantially the form of Exhibit A hereto (an "E-form"). At least [*] during the term of this Agreement,
---------
MS or its representatives shall download all E-forms that have been completed by CarSource users and transmit them to ABT via electronic mail or other reasonable means to ensure prompt delivery to ABT. No later than [*] after receiving each E-form, ABT shall forward the E-form to one of its subscribing Dealers who will call the CarSource user with information regarding the price and availability of the vehicle request.

          2.2 ABT may offer information regarding Automobile financing and leasing options to CarSource users in response to an E-form request for such information.

          2.3 ABT shall at all times conduct its operations with respect to the marketing program described above in a reasonable and professional manner in accordance with all applicable laws and regulations.

          2.4 The rights set forth in Sections 2.1 and 2.2 above are granted on a non-exclusive basis; provided, that MS shall not grant such rights to any other party during the term of this Agreement on terms and conditions that are more favorable than the terms and conditions of this Agreement.

3.        TERM.  The term of this Agreement shall be [*] from the Effective Date
          ----
unless terminated earlier in accordance with Section 12.

4.        FEES.
          ----

          4.1  Marketing Fees. ABT shall pay MS a fee of [*]
               --------------
for [*] whether or not the CarSource users purchase an Automobile through ABT or its Dealers. MS shall not forward any incomplete E-forms to ABT. No marketing fee shall be paid or incurred by ABT for [*] ABT shall not deduct or withhold any amounts from such payments, except for any applicable taxes which are required to be withheld or deducted by applicable law.

          4.2  Finance & Leasing Fees. ABT shall pay to MS [*]
               ----------------------
that ABT receives from each Third Party in connection with such a financing or leasing transaction. The parties understand and agree that at the time of signing this Agreement, the [*] fees that ABT expects to pay to MS are as follows: [*]. ABT shall not deduct or withhold any

[*] Confidential Treatment Requested

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amounts from such payments, except for any applicable taxes which are required to be withheld or deducted by applicable law. ABT shall at all times act in good faith with respect to the calculation and payment of such fees and shall not attempt to limit such fees by restructuring its financial arrangement with lending institutions so as to avoid payment of the fees described in this Section. In addition to the fees described in this Section 4, ABT shall pay MS the fees described in Section 10.2.

5.            PAYMENT SCHEDULE.  Within [*] days after the end of each
              ----------------
[*] with respect to which ABT owes MS any fees pursuant to Section 4 and/or 10.2, ABT shall furnish MS a statement together with payment for any amount shown thereby to be due to MS. The fee statement shall contain information about
(a) the number of E-forms received from MS during the period, (b) the total marketing fee payment to MS, (c) the number of CarSource users referred by ABT to financing entities during the period, (d) the number of CarSource users who completed a financing transaction for an Automobile with a financing entity referred by ABT during the period, (e) the total amount of financing origination fees received by ABT during the period, pursuant to this Agreement (f) the total amount of the financing origination fee payment to MS, (g) the amount of any deductions from amounts payable to MS and the method of calculating such deductions, (h) the number of CarSource users who completed a user survey authorized under Section 10.2, (i) the number of CarSource users who registered for the affinity program described in Section 10.2, (j) the amount of any fees payable to MS pursuant to Section 10.2, and (k) any other information that is relevant to the payment terms described in this Agreement.

6.           HYPERLINK. During the term of this Agreement, ABT shall prominently
             ---------
feature a hyperlink to the uniform resource locator for MS CarSource on ABT's World Wide Web home page in the manner set forth on Exhibit B hereto. ABT shall
                                                    ---------
not materially modify the placement, size, presentation or layout of the hyperlink to MS CarSource without the written consent of MS, which shall not be unreasonably withheld. In addition, ABT shall not place hyperlinks to World Wide Web home pages of on-line services that compete with CarSource (e.g., Edmunds, Autoinfocenter, Autolink) on the same level as the hyperlink to CarSource. MS hereby consents to the use of the "Microsoft" and "CarSource" trademarks for the limited purposes described in this Section 6.

7.            USE OF TRADEMARKS. ABT hereby grants MS the right to use and
              -----------------
publish in connection with the promotion of the services described in Section 2 of this Agreement the following unregistered trademarks and trade names which are associated with ABT ("ABT's Trademarks"):

                                  Auto-by-Tel
                                Auto-by-Tel, LLC

MS shall add the appropriate trademark symbol or designation (i.e., (TM) or R), as shown above wherever ABT's Trademarks are first mentioned in CarSource. ABT shall promptly notify MS in the event that any person shall challenge its right to use such Trademarks in connection with the Business (defined below). The rights granted by this section shall not preclude MS from creating, developing, applying for and obtaining and otherwise using and enjoying any logos, trademarks and trade names of its own with respect to any products or services, nor applying for and obtaining copyright and/or trademark protection therefor.

[*] Confidential Treatment Requested

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8.            REPRESENTATIONS, WARRANTIES, AND COVENANTS OF ABT.  ABT hereby
              -------------------------------------------------
represents, warrants, and covenants to MS that:

          8.1 ABT has the full and exclusive right and power to enter into and perform according to the terms of this Agreement. Without limiting the foregoing, ABT warrants that (i) to the best of ABT's knowledge, ABT has the full and exclusive right to grant MS the licenses granted herein to use the trademarks and trade names and, to the best of ABT's knowledge, the use of such trademarks and tradenames by MS as provided under this Agreement will not violate any trademark, or other proprietary right of any third party, and (ii) it shall not violate any rights of privacy of any third party in providing the services described in Section 2.

          8.2 Personnel of ABT shall be available to consult with respect to the matters governed by this Agreement with MS and its personnel, at such times and for such periods as MS may reasonably request.

          8.3 ABT and its officers, directors, employees, contractors, agents and representatives shall conduct all activities related to this Agreement in compliance with all applicable laws or regulations including, but not limited to the laws and regulations relating to the sale and brokerage of automobiles, telemarketing, consumer credit, and tax laws.

          8.4 ABT has obtained standard form general liability insurance from a nationally-recognized insurance provider and such policy has limits of [*] and coverage of [*] and ABT shall maintain such insurance (or comparable replacement insurance) at all times during the term of this Agreement and for a period of one year thereafter.

The representations, warranties, and covenants contained in this Section 8 are continuous in nature and shall survive termination or expiration of this Agreement except as expressly stated in Section 8.4.

9.        INDEMNITY.
          ---------

          9.1 ABT hereby agrees to indemnify, pay the defense costs of, and hold MS harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim which, taking the claimant's allegations to be true, (a) would result in a breach by ABT of any of ABT's warranties and covenants set forth in this Agreement, or (b) would constitute a violation of any applicable law or regulation governing the business of ABT. ABT shall reimburse MS on demand for any payment made by MS in respect of any liability or claim to which the foregoing indemnity relates, and which has resulted in an adverse judgment against MS or has been settled with the written consent of ABT. Prompt notice shall be given to ABT of any claim to which the foregoing indemnity relates. The indemnity provisions hereof shall survive any termination or expiration of this Agreement.

[*] Confidential Treatment Requested

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          9.2  MS hereby agrees to indemnify, pay the defense costs of, and hold
ABT harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim which is related to MS's operation of CarSource, except for claims, demands, costs, liabilities, losses, expenses and damages arising out of or in connection with any claim related to the business of ABT and such other claims as ABT has an obligation to indemnify MS pursuant to Section 9.1 of this Agreement. MS shall reimburse ABT on demand for any payment made by ABT in respect of any liability or claim to which the foregoing indemnity relates, and which has resulted in an adverse judgment against ABT or has been settled with the written consent of MS. Prompt notice shall be given to MS of any claim to which the foregoing indemnity relates. The indemnity provisions hereof shall survive any termination or expiration of this Agreement.

10.       NONDISCLOSURE AGREEMENT.
          -----------------------
          10.1 Each party expressly undertakes to retain in confidence and to require its distributors, resellers and all other contractors to retain in confidence all information and know-how transmitted to such party that the disclosing party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. Without limiting the foregoing, the existence and all terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to either party's attorneys and accountants on a need-to-know basis or under order from a court of competent jurisdiction) without the prior written consent of the other party. Except as specifically provided for in this Agreement, ABT shall not use the information about individual CarSource users (including information disclosed on E-forms) or disclose such information to any third party except as specifically authorized by MS in this Agreement or consented to in writing by MS; by way of illustration and not limitation, ABT agrees that it shall not disclose information about individual CarSource users to any on-line service provider, on-line marketing company, automobile magazine publisher, or automobile company without the express written permission of MS.

          10.2 ABT may conduct follow up surveys to CarSource users who submit requests to ABT. These surveys shall be sent via email within one week of the original request submission. The primary purpose of such surveys will be to measure customer satisfaction with the ABT auto marketing and finance services, the performance of individual Dealers, type of vehicle purchased, etc. As part of the email survey, ABT may offer to CarSource users free membership in an ABT affinity program of auto-related discounts, products, and services. For every CarSource user who accepts ABT's offer to join the affinity program, ABT shall pay to MS a fee of [*]. This fee is in addition to any Marketing Fees or Finance and Leasing fees earned with respect to said CarSource user pursuant to Section 5 of this Agreement.

11.       AUDITS
          ------

          11.1 ABT agrees to keep all proper records and books of account and all proper entries therein relating to the referral of prospective Automobile purchasers and the financing of Automobiles purchased by CarSource users referred to ABT by MS and MS' fees therefrom.

[*] Confidential Treatment Requested

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          11.2  MS may cause an audit to be made, at its expense, of ABT's applicable records in order to verify statements rendered hereunder; provided, that if there is a greater than [*] discrepancy between the amounts paid by ABT to MS and the amounts that should have been paid, according to the statements, as audited, then ABT shall pay MS, in addition to any unpaid fees, the cost of such audit. Any such audit shall be conducted only by a nationally-recognized independent certified public accountant (other than on a contingency fee basis) who is not the primary internal auditor for either ABT or MS, upon thirty (30) days prior written notice to ABT, and shall be conducted during regular business hours at ABT's offices and in such a manner as not to interfere with ABT's normal business activities. The results of any such audit shall be subject to the nondisclosure obligations set forth in Section 10.

12.       TERMINATION.  MS may terminate this Agreement by written notice to ABT
          -----------
at any time if it determines [*] that the services provided by ABT and/or its Dealers jeopardize MS's good name or brands or expose MS to financial or legal risks that are unacceptable to MS, as determined by MS in its sole discretion. In addition, MS may terminate this Agreement for any other cause or no cause upon [*] advance written notice.

13.       RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION.  MS shall cease
          -----------------------------------------------------
all transmission of the E-form and references to ABT in CarSource on or before [*] after the date of expiration or termination of this Agreement. ABT shall cease all references to CarSource and its hyperlink to CarSource on or before [*] after the termination or expiration of this Agreement.

14.       DELIVERY OF LEGAL NOTICES.  During the term of this Agreement, ABT
          -------------------------
shall promptly deliver to MS, and in no event less than ten (10) days after receipt by ABT, copies of any and all (a) letters from third parties, including governmental agencies, that relate to the potential commencement of legal or administrative proceedings against ABT in connection with the business described in this Agreement (the "business"), and (b) all summons, complaints, and petitions served by third parties upon ABT in connection with legal or administrative proceedings arising out of the Business, except to the extent that such disclosure would be prevented by the terms of a protective order of a court or governmental entity.

15.       GOVERNING LAW, VENUE, ATTORNEYS' FEES
          -------------------------------------

          15.1 This Agreement shall be construed and controlled by the laws of the State of Washington, and ABT further consents to jurisdiction by the state or federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

          15.2 If either MS or ABT employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including expert witness fees.

[*] Confidential Treatment Requested

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16.       NOTICES AND REQUESTS.  All notices and requests in connection with
          --------------------
this Agreement shall be deemed given as of the day they are (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

     COMPANY:       AUTO-BY-TEL., LLC
                    2711 E. Coast Highway
                    Suite 203
                    Corona Del Mar, CA  92625

     Attention:     President
     Fax:           (714) 675-4062
     Phone:         (714) 675-7171

     MS:            MICROSOFT CORPORATION
                    One Microsoft Way
                    Redmond, WA  98052-6399

     Attention:     Vice President, Worldwide Consumer Division

     with a cc to:  MICROSOFT CORPORATION
                    One Microsoft Way
                    Redmond, WA  98052-6399

     Attention:     Law & Corporate Affairs Department
     Fax:           U.S. Legal Group
                    (206) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

17.       NO ASSIGNMENT.  Neither party may assign this Agreement, or any
          -------------
portion thereof, to any third party unless the other party expressly consents to such assignment in writing. Any attempted assignment without such consent shall give the non-assigning party the right to terminate this Agreement effective upon written notice.

18.       LEGAL RELATIONSHIP.  This Agreement is intended solely as a services
          ------------------
agreement, and no partnership, joint venture, employment, agency, franchise, or other form of Agreement or relationship is intended.

19.       SEVERABILITY.  In the event that any provision of this Agreement is
          ------------
found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law.

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20.       ENTIRE AGREEMENT/MODIFICATION/OFFER.  The parties hereto agree that
          -----------------------------------
this Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of ABT and MS by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

21.       BINDING EFFECT.  Subject to the limitations herein before expressed,
          --------------
this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.


MICROSOFT  CORPORATION             AUTO-BY-TEL, LLC.


/S/ GARTH HITCHINS                 /S/ PETER R. ELLIS
----------------------------       ----------------------------
By                                 By


GARTH HITCHINS                     PETER R. ELLIS
----------------------------       ----------------------------
Name (Print)                       Name (Print)


PRODUCT UNIT MANAGER               PRESIDENT
----------------------------       ----------------------------

Title                               Title


MARCH 27, 1996                     MARCH 11, 1996
----------------------------       ----------------------------
Date                               Date

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                                   EXHIBIT A
                                   ---------

                             ELECTRONIC ORDER FORM
                             ---------------------

A completed Electronic Order Form will contain the following information:

First Name
Last Name
Street Address, Apt./Suite #
City
State
Zip Code
Phone Number
Year, Make, and Model of Vehicle Requested

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                                   EXHIBIT B
                                   ---------

                                ABT Screen Shot

                                     -10-